UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2020
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2020, Tricida, Inc. (the “Company”), as borrower, Hercules Capital, Inc., as administrative agent (in such capacity, the “Agent”), and each of the financial institutions party thereto as lenders (the “Lenders”) entered into the Fifth Amendment to Loan and Security Agreement (“Fifth Amendment”) to amend certain terms of the Loan and Security Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment to Loan and Security Agreement and First Amendment to Warrants dated as of April 10, 2018, that certain Second Amendment to Loan and Security Agreement, dated as of October 15, 2018, that certain Third Amendment to Loan and Security Agreement, dated as of March 27, 2019, that certain Fourth Amendment to Loan and Security Agreement, dated as of March 31, 2020 and the Fifth Amendment, the “Loan Agreement”, and the term loans thereunder, the “Term Loan”) by and among the Company, the Agent and the Lenders. The Fifth Amendment provides for, among other things, the split of the $75.0 million undrawn tranche of Term Loan into two separate tranches of $25.0 million (“Tranche 2-A”) and $50.0 million (“Tranche 2-B”). Tranche 2-A is available for draw down between January 1, 2020 and December 15, 2020, on the condition that the Company obtains final approval from the United States Food and Drug Administration for the New Drug Application for veverimer (also known as TRC101) (such final approval, the “TRC 101 Approval”) on or before December 15, 2020. Tranche 2-B is available for draw down between January 1, 2021 and June 30, 2021, on the condition that Tranche 2-A has been drawn and that Tricida achieves the TRC101 Approval on or before December 15, 2020. The Fifth Amendment permits the issuance by the Company of certain convertible notes and cash payments to redeem or settle such convertible notes in accordance with the terms thereof. Such cash settlement or redemption is subject to a requirement that the Company maintain unrestricted cash in an amount not less than 100% of the outstanding obligations under the Loan Agreement from and after any such cash settlement or redemption, and that there be no default or event of default under the Loan Agreement at the time of such cash settlement or redemption. The maturity date of the Loan Agreement is April 1, 2023, subject to extension to April 1, 2024 if Tranche 2-A is drawn. The Fifth Amendment provides that certain financial covenants become applicable effective upon the drawdown of Tranche 2-A.

On May 19, 2020, a Term Loan in an aggregate amount of $15.0 million was funded to the Company (such Term Loan, “Tranche 1-D”). In connection with the funding of Tranche 1-D and pursuant to the terms of the Loan Agreement, the Company issued to Hercules Capital, Inc. and Hercules Technology III, L.P warrants (each, an “Tranche 1-D Warrant”) to purchase an aggregate of 6,270 shares of the Company’s common stock at an exercise price of $23.92 per share. Each of the Tranche 1-D Warrants was issued, and the shares issuable upon exercise of each such Tranche 1-D Warrant will be issued, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Fifth Amendment, the Loan Agreement and the Tranche 1-D Warrants does not purport to be complete and is qualified in its entirety by reference, as applicable, to the full text of the Amendment, including exhibits attached thereto, a copy of which is attached hereto as Exhibit 10.1, and the Tranche 1-D Warrants filed as Exhibits 10.2 and 10.3, in each case to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01(d)	Exhibits

Exhibit Number	Description
10.1
Fifth Amendment to Loan and Security Agreement, dated as of May 18, 2020 among Tricida, Inc., Hercules Capital Inc. and the several banks and other financial institutions or entities from time to time parties thereto.

10.2	Warrant Agreement to Purchase Shares of Common Stock of the Company, dated as of May 19, 2020.
10.3	Warrant Agreement to Purchase Shares of Common Stock of the Company, dated as of May 19, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2020	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Executive Vice President